UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 11, 2023

THE PROCTER & GAMBLE COMPANY
  (Exact Name of Registrant as Specified in Its Charter)

Ohio	001-00434	31-0411980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Procter & Gamble Plaza, Cincinnati, Ohio 45202
(Address of principal executive offices, including zip code)

513-983-1100
 (Registrant’s telephone number, including area code)

  (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without Par Value	PG	NYSE
1.125% Notes due 2023	PG23A	NYSE
0.500% Notes due 2024	PG24A	NYSE
0.625% Notes due 2024	PG24B	NYSE
1.375% Notes due 2025	PG25	NYSE
0.110% Notes due 2026	PG26D	NYSE
4.875% EUR notes due May 2027	PG27A	NYSE
1.200% Notes due 2028	PG28	NYSE
1.250% Notes due 2029	PG29B	NYSE
1.800% Notes due 2029	PG29A	NYSE
6.250% GBP notes due January 2030	PG30	NYSE
0.350% Notes due 2030	PG30C	NYSE
0.230% Notes due 2031	PG31A	NYSE
5.250% GBP notes due January 2033	PG33	NYSE
1.875% Notes due 2038	PG38	NYSE
0.900% Notes due 2041	PG41	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended tramsition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On April 11, 2023, the Board of Directors of The Procter & Gamble Company (the “Company”) appointed Sheila Bonini, Senior Vice President – Private Sector Engagement for World Wildlife Fund, Inc., and Robert Portman, former United States Senator, as Directors of the Company, effective April 11, 2023.
Ms. Bonini will serve on the Governance & Public Responsibility and Innovation & Technology Committees. Mr. Portman will serve on the Audit and Governance & Public Responsibility Committees.
The Board has determined that Ms. Bonini and Mr. Portman are each independent under the NYSE listing standards and the Company’s Independence Guidelines. Ms. Bonini and Mr. Portman will each receive the same compensation as the other non-employee members of the Board of Directors. The Company’s Director compensation program is described in the Company’s definitive proxy statement dated August 26, 2022.
In connection with the appointment of Ms. Bonini, the Board of Directors reviewed and approved the Company’s continued financial contributions to the World Wildlife Fund, Inc. (“WWF-US”) under the Company’s Related Person Transactions Policy. By virtue of her role at WWF-US, prior to her appointment as a Director, Ms. Bonini was involved in the discussion of the Company’s contributions to and partnership with WWF-US in support of various sustainability efforts and programs, although Ms. Bonini did not receive special benefits from the Company’s contributions. The Company has worked with and contributed to WWF-US since 2013. In its current fiscal year, the Company expects to contribute a total of approximately $550,000 to WWF-US under several partnership agreements. Upon her appointment as a Director of the Company, Ms. Bonini is no longer involved in and no longer has direct or indirect responsibility for WWF-US’s relationship with the Company, and she will not be involved in the negotiation of any future partnership terms or payments for as long as she remains a Director. In approving the Company’s continued contributions and partnership, the Board considered the Company’s long-standing support of WWF-US, the significant value to the Company of external partnerships with organizations focused on sustainability efforts, and the fact that, going forward, Ms. Bonini would not be involved in the Company’s financial relationship with WWF-US. Ultimately, the Board concluded that the partnership contributions were not inconsistent with the best interests of the Company as a whole.
The Company is filing the information under this item pursuant to Item 5.02(d), “Election of Directors.”

ITEM 7.01    REGULATION FD DISCLOSURE
The Company issued a news release on April 11, 2023, announcing the appointments of Ms. Bonini and Mr. Portman. A copy of this news release is furnished as Exhibit 99.1.
The Company is furnishing the information under this item, including Exhibit 99.1, pursuant to Item 7.01, “Regulation FD Disclosure.”

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Director News Release by The Procter & Gamble Company dated April 11, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY: /s/ Sandra T. Lane
Sandra T. Lane
Assistant Secretary
April 11, 2023

INDEX TO EXHIBIT(S)

Exhibit Number	Description
99.1	Director News Release by The Procter & Gamble Company dated April 11, 2023.